As filed with the Securities and Exchange Commission on February 24, 2006
                        Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ADZONE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


                 Delaware                              88-0420405
    ---------------------------------      ---------------------------------
      (State or other jurisdiction         (IRS Employer Identification No.)
    of incorporation or organization)


              4062-80 Grumman Boulevard, Calverton, New York 11933
               (Address of principal executive offices) (Zip Code)


                           2006 INCENTIVE STOCK PLAN-B
                              (Full title of Plan)


                    Charles Cardona, Chief Executive Officer
                            4062-80 Grumman Boulevard
                            Calverton, New York 11933
                     (Name and address of agent for service)


                                 (631) 369-1100
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                               New York, NY 10018
                                 (212) 930-9700
                               Fax (212) 930-9725

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed      Proposed
Title of                                              Maximum       Maximum
Securities            Amount         Offering         Aggregate     Amount of
to be                 to be          Price            Offering      Registration
Registered            Registered     Per Share(1)     Price(1)      Fee
----------            ----------     ------------     ---------     ------------
Common Stock,
$.001 par value       20,900,000        $0.18        $3,762,000       $402.53

--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 23, 2006.

                                EXPLANATORY NOTE

      This Registration Statement is being filed in order to register 20,900,000 shares of common stock, $0.001 par value per share, of AdZone Research, Inc. with respect to its 2006 Incentive Stock Plan-B.

      In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock, which have been issued upon the grants of common stock to executive officers and directors of AdZone Research, Inc.

Prospectus

                              AdZone Research, Inc.

                        4,300,000 SHARES OF COMMON STOCK

                             issued pursuant to the

                           2006 Incentive Stock Plan-B

      This prospectus relates to the sale of up to 4,300,000 shares of common stock of AdZone Research, Inc. offered by certain holders of our securities acquired upon the exercise of options issued to such persons pursuant to our 2006 Incentive Stock Plan-B. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

      Our common stock trades on The Over-The-Counter Bulletin Board under the symbol "ADZR." On February 23, 2006, the closing sale price of the common stock was $0.18 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 24, 2006

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary                                                            6
Risk Factors                                                                  7
Selling Stockholders                                                         10
Plan of Distribution                                                         11
Interests of Named Experts and Counsel                                       11
Incorporation of Certain Documents by Reference                              11
Disclosure of Commission Position on Indemnification
  For Securities Act Liabilities                                             12
Available Information                                                        12

                               Prospectus Summary

Overview

      AdZone Research, Inc. is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan and products.

      We are an Internet advertising research firm engaged in the extraction of data through the monitoring of Internet websites. The extracted data is then used to provide various market research statistics and other focused information as requested by clients. Revenues of $150,000 were derived from a license agreement related to the commercial application of our technologies and a fixed price contract with the U.S. Department of Defense for the use of our fully automated NetGet (C) Internet decryption service. Said revenues were earned and recorded during the period from September 9, 2004 to September 9, 2005. A major portion of our business is comprised of our defense division as opposed to our Internet advertising research. We are in our development stage, and have focused principally on the development of our proprietary software, and we have just begun to initiate efforts towards developing a significant revenue base.

      Our principal executive offices are located at 4062-80 Grumman Boulevard, Suite 201, Calverton, New York 11933 and our telephone number is (631) 369-1100. We are incorporated in the State of Delaware.

This Offering

Shares of common stock outstanding
  prior to this offering ..............................              157,167,221
Shares offered in this prospectus .....................                4,300,000
Total shares outstanding after this offering ..........              161,467,221
Use of proceeds .......................................  We will not receive any proceeds from the sale
                                                         of the shares of common
                                                         stock offered in this
                                                         prospectus.

                                  Risk Factors

      Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

      Except for historical information, the information contained in this prospectus are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

                    RISKS RELATED TO OUR BUSINESS AND COMPANY

WE REQUIRE ADDITIONAL FINANCING IN ORDER TO CONTINUE IN BUSINESS AS A GOING CONCERN, THE AVAILABILITY OF WHICH IS UNCERTAIN. WE MAY BE FORCED BY BUSINESS AND ECONOMIC CONDITIONS TO ACCEPT FINANCING TERMS WHICH WILL REQUIRE US TO ISSUE OUR SECURITIES AT A DISCOUNT, WHICH COULD RESULT IN FURTHER DILUTION TO OUR EXISTING STOCKHOLDERS.

      We require additional financing to fund our operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

      In addition, in seeking debt or equity private placement financing, we may be forced by business and economic conditions to accept terms which will require us to issue our securities at a discount from the prevailing market price or face amount, which could result in further dilution to our existing stockholders.

WE HAVE A HISTORY OF OPERATING LOSSES AND FLUCTUATING OPERATING RESULTS, WHICH RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

      Since inception through March 31, 2005, we have incurred cumulative losses of $(10,704,297). Our net loss for the three and nine month periods ended December 31, 2005 was $(1,383,982) and $(5,067,237), respectively. Our net loss for the fiscal years ended March 31, 2005 and March 31, 2004 were ($4,190,952) and ($3,251,821), respectively. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

      Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative operating cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated July 7, 2005, our independent registered public accounting firm have expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE MAY HAVE TO CURTAIL OUR BUSINESS IF WE CANNOT FIND ADEQUATE FUNDING.

      We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We need immediate funds and may not be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms because of the following:

      -     we have no assets to pledge as security for the loan

      -     we are in poor financial condition

      -     we maybe viewed as a high market risk

      As a result, we may not have adequate capital to implement future expansions, maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could harm our business and the value of our common stock.

WE MAY HAVE TO CURTAIL OR CEASE OUR DEFENSE DIVISION AND MARKETING OF ANTI-TERRORIST SERVICES TO GOVERNMENT SECURITY AGENCIES IF WE DO NOT ENTER INTO REVENUE PRODUCING CONTRACTS ON FAVORABLE TERMS.

      Our success of our Defense Division and the marketing of our anti-terrorist services to government security agencies is dependent upon our ability to execute revenue producing contracts for the sale of such services on terms that are generally favorable to us. On September 30, 2004, our agreement with the U.S. Department of Defense was not renewed and terminated. As of the date hereof, we have not entered into a new agreement with the government agency.

      There can be no assurance that additional contracts will be executed by us or on terms acceptable to us, if at all. The inability to enter into such contracts may cause us to curtail or cease our Defense Division and the marketing of our anti-terrorist services to government security agencies and may reduce our ability to continue to conduct business operations.

             RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK

THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE BECAUSE THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE.

      The market price of our common stock may decline because there are a large number of shares underlying our convertible debentures, and warrants that may be available for future sale, and the sale of these shares may depress the market price. As of February 13, 2006, we had approximately 157,167,221 shares of common stock issued and outstanding and outstanding options and warrants to purchase up to approximately 62,376,467 shares of common stock. All of the shares included in this prospectus may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                              Selling Stockholders

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                        Shares Beneficially Owned                               Shares Beneficially Owned
                          Prior to the Offering                                     After the Offering
                     -------------------------------                          -----------------------------
                                                              Total
     Name                Number          Percent (1)      Shares Offered        Number          Percent (1)
----------------     --------------      -----------      --------------      ----------        -----------
Charles Cardona      35,867,422 (2)         22.82%          1,400,000         34,467,422          21.93%
John Cardona         31,901,849 (3)         20.30%          1,400,000         30,501,849          19.41%
Warren Hamburger      2,991,000 (4)          1.90%            500,000          2,491,000           1.59%
Russell Ivy           2,485,000 (5)          1.58%            500,000          1,985,000           1.26%
John Conley           1,633,000 (6)          1.04%            500,000          1,133,000              *

      * Less than one percent.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Based upon 157,167,221 shares issued and outstanding as of February 13, 2006.
(2) Includes (i) 20,362,422 shares of common stock and (ii) options to purchase 15,505,000 shares of common stock.
(3) Includes (i) 16,396,849 shares of common stock and (ii) options to purchase 15,505,000 shares of common stock.
(4) Includes (i) 1,091,000 shares of common stock and (ii) options to purchase 1,900,000 shares of common stock.
(5) Includes (i) 835,000 shares of common stock and (ii) options to purchase 1,650,000 shares of common stock.
(6) Includes (i) 483,000 shares of common stock and (ii) options to purchase 1,150,000 shares of common stock.

                              Plan of Distribution

      Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

      We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

Interests of Named Experts and Counsel

      The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

Information Incorporated by Reference

      The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending December 31, 2005, as filed with the SEC on February 17, 2006, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2005, as filed with the SEC on November 18, 2005, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending June 30, 2005, as filed with the SEC on August 19, 2005, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-KSB for the period ending March 31, 2005, as filed with the SEC on July 13, 2005, which is hereby incorporated by reference.

      o Reference is made to Registrant's 8-Ks filed with the SEC on September 9, 13, and 15, 2004, October 13, 2004, August 31, 2005,
            November 30, 2005 and December 9, 2005, each of which are hereby incorporated by reference.

      We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Charles Cardona.

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

      AdZone's Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, a director or officer of AdZone shall not be personally liable to AdZone or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of AdZone's Articles of Incorporation, as amended, is to eliminate the right of AdZone and its shareholders (through shareholders' derivative suits on behalf of AdZone) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. AdZone believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, AdZone has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     Additional Information Available to You

      This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street, NE, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is listed on The Over-The-Counter Bulletin Board.

      No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                                -----------------

                        4,300,000 SHARES OF COMMON STOCK

                                -----------------

                                   PROSPECTUS

                                -----------------

                                February 24, 2006

                                     PART I

Item 1. Plan Information.

      The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                    Charles Cardona, Chief Executive Officer
                            4062-80 Grumman Boulevard
                            Calverton, New York 11933
                                 (631) 369-1100


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending December 31, 2005, as filed with the SEC on February 17, 2006, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2005, as filed with the SEC on November 18, 2005, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending June 30, 2005, as filed with the SEC on August 19, 2005, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-KSB for the period ending March 31, 2005, as filed with the SEC on July 13, 2005, which is hereby incorporated by reference.

      o Reference is made to Registrant's 8-Ks filed with the SEC on September 9, 13, and 15, 2004, October 13, 2004, August 31, 2005,
            November 30, 2005 and December 9, 2005, each of which are hereby incorporated by reference.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018.

Item 6. Indemnification of Directors and Officers.

      The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      EXHIBIT
      NUMBER         EXHIBIT
      -------        -------
      4.1            2006 Incentive Stock Plan-B.

      5.1            Opinion of Sichenzia Ross Friedman Ference LLP.

      23.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

      23.2           Consent of Aidman, Piser & Company, P.A.

Item 9. Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

      (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calverton, State of New York on February 24, 2006.

                                         ADZONE RESEARCH, INC.


                                         By: /s/ Charles Cardona
                                             -----------------------------------
                                             Charles Cardona,
                                             Chief Executive Officer
                                             and Principal Financial and
                                             Accounting Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated.


Dated: February 24, 2006           By: /s/ Charles Cardona
                                       -----------------------------------------
                                       Charles Cardona, Chairman of the Board


Dated: February 24, 2006           By: /s/ John Cardona
                                       -----------------------------------------
                                       John Cardona, Director


Dated: February 24, 2006           By: /s/ Warren Hamburger
                                       -----------------------------------------
                                       Warren Hamburger, Director


Dated: February 24, 2006           By: /s/ Russell Ivy
                                       -----------------------------------------
                                       Russell Ivy, Director


Dated: February 24, 2006           By: /s/ John Conley
                                       -----------------------------------------
                                       John Conley, Director

EXHIBIT
NUMBER         EXHIBIT
-------        -------

4.1            2006 Incentive Stock Plan-B.

5.1            Opinion of Sichenzia Ross Friedman Ference LLP.

23.1           Consent of Sichenzia Ross Friedman Ference LLP is contained in
               Exhibit 5.1.

23.2           Consent of Aidman, Piser & Company, P.A.